UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2019

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Congress Street, Suite 900, Tucson, Arizona 85701

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code 520-425-1433

5232 East Pima Street Tucson, AZ 85712

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2019 our Board of Directors elected Board Chairman Pete O’Heeron as Secretary and Treasurer of Liberty Star Uranium & Metals Corp. Mr. O’Heeron originally joined the Board of Directors in 2012. Also, Liberty Star Uranium & Metals Corp. Board of Directors elected Company Vice President Finance, Patricia Madaris as Chief Financial Officer (CFO). There was no change in compensation for Mr. O’Heeron or Ms. Madaris. More information regarding the background and qualifications of Mr. O’Heeron and Ms. Madaris can be found at www.libertystaruranium.com.

Item 8.01 Other Events.

On February 11, 2019, the Company moved its headquarters to 2 E. Congress St., Suite 900, Tucson, AZ 85701.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Pete O’Heeron or Ms. Patricia Madaris since the beginning of our fiscal year, or any currently proposed transaction with Mr. O’Heeron or Ms. Madaris in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. O’Heeron or Ms. Madaris had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO
Date:	February 13, 2019